EXHIBIT 10.31

                            ADVANCED AESTHETICS, LLC

                              EMPLOYMENT AGREEMENT

         This Employment Agreement ("Agreement") is entered into by and among Advanced Aesthetics, LLC, a Delaware limited liability company (the "Company"), Advanced Aesthetics, Inc., a Delaware Corporation (the "Parent") and Jane Terker (the "Executive") as of January 1, 2005 (the "Effective Date").

         1. Employment. The Company hereby employs the Executive and the Executive hereby accepts employment by the Company commencing on the Effective Date until terminated in accordance with Section 5 herein (the "Term").

         2. Positions and Duties. The Company shall employ Executive as the President of the Company's Cosmedicine Division. As the President of the Company's Cosmedicine Division, Executive shall report to the Chief Executive Officer of the Company and shall be responsible for developing, implementing, marketing and managing the daily operations and sales and growing the line of company products to be marketed and sold under the Cosmedicine mark (the "Cosmedicine Products"). The Executive shall perform her duties pursuant to this
Section 2, consistent with the written directives of the Company's Chief Executive Officer or Board of Directors, in the best interests of the Company, to the best of the Executive's ability and in a diligent manner, and the Executive shall devote her full skills and efforts and her entire business time to the performance of those duties and to the furtherance of the interests of the Company. All of such duties and responsibilities of Executive shall be subject to such written policies, guidelines and procedures as are adopted from time to time by the Chief Executive Officer or the Board of Directors of the Company (the "Board") during the Term. In addition, and without further compensation, the Executive shall serve as a member of the Board and as a member of an advisory board to the board of directors of one or more of the Company's affiliates, if so elected or appointed from time to time; provided that any such advisory role does not conflict or interfere with any duty owed by Executive to the Company.

         3. Remuneration.

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         (a)      The  Executive  shall  receive a base  salary of not less than
                  $450,000 per year, payable in accordance with the Company's customary payroll practices. The Chief Executive Officer may review the Executive's salary from time to time and may increase (but not decrease) the salary during the Term in the sole discretion of the Chief Executive Officer and/or the Compensation Committee of the Board.

         (b) In addition to the Executive's base salary, the Company shall pay to Executive the following bonuses to Executive not later than thirty (30) days following the first date on which the applicable performance measure has been achieved (provided that Executive is employed by the Company at the date on which the applicable performance measure has been achieved and the date of payment of such bonus):

         (i) a bonus of $175,000, payable upon the first date on which Pierre

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                  Perrier and Johns Hopkins certifies for  commercialization  at
                  least  ten  (10)  new  products   bearing  the  Johns  Hopkins
                  Certification, as defined in the Retail Alliance Agreement, dated December 14, 2004 (the "Sephora Agreement"), between the Company and Sephora USA, LLC ("Sephora");

         (ii) a bonus of $175,000, payable upon the first date on which Cosmedicine Products have been shipped to Sephora in an amount sufficient to stock each of the Sephora Retail Stores (as defined in the Sephora Agreement) with at least ten (10) Cosmedicine Product SKU's; and

         (iii) a bonus of $200,000, payable upon the first date on which the Company has shipped orders for Cosmedicine Products totaling an aggregate total of $5,000,000 during any two consecutive fiscal quarters during the Term.

Following the achievement of the foregoing performance measures, the Executive and Chief Executive Officer or Board will mutually agree on additional performance measures and payment schedule as a basis for the payment of future annual bonuses to the Executive (the "Subsequent Performance Bonus"). The Subsequent Performance Bonus will be targeted to be no less than $550,000 per annum based on the achievement of such additional performance measures.

         (c) The Parent hereby grants to the Executive an option to purchase 150,000 shares of Parent's common stock at an exercise price of $4.00 per share ("Options"), which such Options shall vest over a period of four years for as long as the Executive is employed by the Company so that at any given day the number of vested options shall be equal to the number of days from the Effective Date until such date, divided by 1,460 and multiplied by the number of Options granted to the Executive, except that if her employment has been terminated by the Company without Cause or by Executive for Good Reason (each, as defined in Sections 5(a) and (e) below) then in each such case, the provisions of Sections 5(c) and (e) shall control with respect to the acceleration of vesting of any unvested Options. All such Options shall be subject to the terms and conditions of Parent's 2003 Stock Option Plan as amended, if at all, during the Term (the "Option Plan"), except that to the extent there is a conflict between the terms of this Agreement and the Option Plan, the terms of this Agreement shall control. In addition to the foregoing option, Parent hereby grants to the Executive an option (on the same terms, including, but not limited to, vesting and exercise price, as the foregoing Options) (the "Contingent Share Option") to purchase shares of common stock of the Parent ("Shares") based on the cumulative EBITDA contributed by the sale of Cosmedicine Products, as reasonably calculated and agreed to in writing by the Board and the Executive for any four consecutive fiscal quarters ("Cosmedicine Annual EBITDA"), as follows:

         (i)      40,000 Shares upon exceeding  $8,000,000 of Cosmedicine Annual
                  EBITDA;

         (ii) 40,000 Shares upon exceeding $18,000,000 of Cosmedicine Annual EBITDA;

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         (iii)    40,000 Shares upon exceeding $35,000,000 of Cosmedicine Annual
                  EBITDA; and

         (iv) 40,000 Shares upon exceeding $55,000,000 of Cosmedicine Annual EBITDA.

For purposes of calculating the Cosmedicine Annual EBITDA, the following guidelines will be followed: (A) Cosmedicine Annual EBITDA will be based on the price of the products sold to Sephora, (B) "backbar products" shall have the same markup as wholesale products, (C) shared resources and corporate allocations will be based on actual usage of such resource by the Cosmedicine division and (D) all other calculations shall be performed in a manner to be agreed upon in writing between the Board of Directors and Executive. In the event that the parties do not agree on the foregoing, they will submit such dispute to the Company's accountants to be resolved and if the accountants are unwilling or unable to resolve such dispute, the parties will submit the dispute to arbitration to be conducted in New York, New York by an arbitrator chosen by the American Arbitration Association and in accordance with the Commercial Arbitration Rules of the American Arbitration Association.

         4. Benefits; Expenses. During the Term, the Executive (a) shall be entitled, to the extent eligible, to participate in such health, medical, welfare, retirement and savings benefit plans and programs, and perquisites of the Company as are in effect during the Term on terms substantially comparable to those in effect for other senior executives of the Company (collectively, the "Benefit Plans"); and (b) shall be reimbursed for all reasonable and necessary expenses incurred by Executive in the performance of her duties hereunder and as a member of the Board or other advisory board appointments pursuant to Section 2, upon the submission of appropriate documentation with respect thereto and in accordance with applicable Company policies.

         5. Termination, Death and Disability.

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         (a)      The Company may terminate this  agreement and the  Executive's employment hereunder at any time, upon written notice to Executive, for "Cause", which shall mean

         (i) the commission of fraud or embezzlement on the part of the Executive;

         (ii)     a breach by the Executive of Section 6 of this agreement;

         (iii) the conviction of the Executive of, or the pleading by the Executive of guilty or no contest to any felony, or any crime involving moral turpitude on her part;

         (iv) the material (A) failure or refusal of Executive to discharge her duties, responsibilities and obligations under this Agreement, except for reasons beyond the control of the Executive or (B) failure or refusal of Executive to comply with a specific written directive of the Board or Chief Executive Officer, but only if such failure or refusal (in subsections (iv) (A) and (B)):

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                  (1) is  inconsistent  with any provision of this  Agreement or
                  Executive's responsibilities hereunder;

                  (2) is not cured within twenty (20) days after receipt of written notice specifying the nature of such failure or refusal; or

                  (3) is not based on Executive's good faith belief, as expressed by prompt written notice given to the Chief Executive Officer of the Company following consultation with counsel that performance of the specified action or direction would be unlawful or inconsistent with the Company's policies or code of business conduct.

         In the event the Company terminates  Executive's  employment for Cause:
(A) Executive shall be entitled to receive such base salary as has accrued but has not been paid as of the date of termination ("Termination Date") and (B) in the event of termination pursuant to Section 5(a)(iv), the Executive shall be entitled to exercise all Options as have vested through the Termination Date. Executive shall not be entitled to receive any other payments or benefits of any kind, except as required by applicable law or under any of the Agreements (as defined in Section 17 below).

         (b) In the event the Company terminates the Executive's employment hereunder without Cause (other than as a result of the death or disability of the Executive), the Company shall, in lieu of any and all other payments or benefits payable to the Executive, pay to the Executive: (i) a cash lump sum payment, within thirty (30) days following the Termination Date, equal to the accrued but unpaid base salary as of the Termination Date, plus (ii) six months' salary, if the Termination Date occurs on or before the fourth anniversary of the Effective Date, payable over a period of six months following the Termination Date. In addition and notwithstanding any provision in Section 3(b) to the contrary, (A) fifty percent (50%) of all unvested Options to purchase shares of common stock of Parent granted to the Executive pursuant to Section 3(c) shall vest and become exercisable pursuant to the terms of the Option Plan,
(B) if any of the  performance  measures set forth in Section  3(b)(i),  (ii) or
(iii) are met within six months of the Termination Date, Executive shall be entitled to receive the applicable bonus, as if such performance measure was achieved during the Term of her employment and (C) if any of the Cosmedicine Annual EBITDA goals set forth in Section 3(c)(i), (ii), (iii) or (iv) are met within six months of the Termination Date, Executive shall be entitled to receive the Contingent Share Options, as if such Cosmedicine Annual EBITDA goals were achieved during the Term of her employment.

         (c) In the event of the death or disability (as reasonably determined by the Company in accordance with all applicable laws) of the Executive during the Term, the Executive's employment shall terminate as of the date of death or the date of notice from the Company to the Executive terminating her employment due to her disability (the "Notice Date"), as the case may be, and within thirty
(30) days from the date of death or Notice Date, the Company shall pay to Executive or the estate of the Executive, a lump sum payment in cash in an amount equal to the sum of (i) all base salary accrued but not paid through the date of death or Notice Date, (ii) any

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earned but  unpaid  bonus  payments,  as of the date of death or  disability  of
Executive and (iii) any amounts due to Executive under any Benefit Plan or company policy applicable to Executive at such time. In addition, Executive shall be entitled to exercise all Options as have vested through the Termination Date.

         (d) The Executive may terminate her employment hereunder for "Good Reason" upon notice to the Company setting forth in reasonable detail the nature of such Good Reason. The following shall constitute Good Reason for termination by the Executive, provided that Executive provides notice of Good Reason hereunder within thirty (30) days from the date she knew or reasonably should have known of the existence of such Good Reason:

                  (i) any material adverse change in the position, title, responsibilities and reporting requirements as compared to those set forth in Section 2; provided, however, that the Company's failure to continue the Executive's appointment or election as a member of an advisory board of any of its affiliates or as a member of the board of directors of the [Company or] Parent shall not constitute "Good Reason" under this Agreement;

                  (ii) any material breach of this Agreement by the Company, including the failure of the Company to pay base salary and bonus in the manner provided in Sections 3(a) and (b), or to provide the benefits in accordance with the terms of the applicable Benefit Plans; provided, that the Company has failed to cure such breach within twenty
         (20) business days following receipt of written notice from the Executive specifying in detail the nature thereof;

                  (iii) any material breach of the Agreement by the Parent with respect to its obligations under Section 3(c) of this Agreement or under the Option Plan or under any other Benefit Plans; provided, that the Parent has failed to cure such breach within twenty (20) business days following receipt of written notice from the Executive specifying in detail the nature thereof;

                  (iv) the Executive is required to principally perform her duties from a location outside the city of New York, New York, other than any traveling reasonably necessary in order to perform her duties under this Agreement, it being understood by Executive that the Company's principal executive offices are located in Florida and that she will be required to travel to Florida from time to time;

                  (v) following the occurrence of a Change of Control, the acquiring or surviving entity does not agree in writing to assume all obligations of the Company under this Agreement or under any Benefit Plans as are in effect as of the date of such Change of Control, or in the case of the Parent, the obligations of the Parent under Sections 3(c) and 15 of this Agreement, the Option Plan or under any other
         Benefit Plans as are in effect as of the date of such Change of Control. For purposes hereof, "Change of Control" means any one or more of the following events:

            i. any transaction by the Company or Parent, as the case may be, or by

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                  any  person  (as such  term is used in Rule  13d-5  under  the
                  Exchange Act) or group (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act) (collectively, "Persons"), which has a direct or indirect ownership interest in the Company or Parent that results in fifty percent (50%) or more of the constituent ownership interests in the Company or Parent being sold, assigned, transferred, shared, divided, conveyed or otherwise disposed of to a person not a beneficial owner of the Company or Parent on the date of this Agreement, provided, that any sale, assignment, transfer or disposal to the current beneficial owners of the Company or Parent or any
                  of  their  respective   subsidiary  or  affiliated   companies
                  (collectively, the "Companies") or an initial public offering or reverse merger of the Company or Parent into a public company shall not constitute a Change of Control;

            ii. consummation of a merger, reorganization, consolidation, or similar transaction (any of the foregoing, a "Merger"), other than a reverse merger of the Company or Parent into a public company, unless the Persons who were, immediately before such Merger, the beneficial owners of any equity interest in the
                  Company or the Parent, as the case may be, entitled to be voted ("Voting Interests"), are the beneficial owners, immediately after such Merger, directly or indirectly, in the aggregate, of more than fifty percent (50%) of the common stock and any other voting securities of the entity resulting from such Merger in substantially the same relative proportions as they owned the Voting Interests of immediately before the Merger;

            iii. consummation of a transfer or sale of all or substantially all of the assets of the Company or the Parent, as the case may be, unless the Persons who were the beneficial owners of the Voting Interests of the Company or the Parent immediately before such sale, are the beneficial owners, immediately after such sale, directly or indirectly, in the aggregate, of more than fifty percent (50%) of the common stock and any other voting securities of the entity or entities that own such assets immediately after the sale; or

            iv. The Board or the shareholders of the Company, or the board of directors or shareholders of the Parent, as the case may be, approve a plan of liquidation of the Company, or Parent, as applicable.

In the event of termination in accordance with this Section 5(e), the Executive will be entitled to the same pay and benefits she would have been entitled to receive had the Executive been terminated by the Company other than for Cause and in accordance with Section 5(b) above.

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         6. Confidentiality; Nonsolicitation; Noncompetition.

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         (a)  Executive  acknowledges  the  time  and  expense  incurred  by the
Companies in developing proprietary and confidential information in connection with their respective businesses and operations. Executive agrees that she will not, except as required to perform her duties under this Agreement, or as required by law or court order, divulge, communicate, use to the detriment of the Companies or for the benefit of any other person, firm or entity, or misappropriate in any way, any confidential information or trade secrets relating to the Companies or any of their businesses, which have not been
publicly  disclosed,   including,   without  limitation,   business  strategies,
operating plans, acquisition strategies (including the identities of (and any other information concerning) possible Merger or acquisition candidates), pro forma financial information, market analyses, acquisition terms and conditions, personnel information, trade processes, programming code and methodologies,
customer  lists  and   relationships,   supplier  lists,  or  other   non-public
proprietary and confidential information relating to the Companies.

         (b) During the Term and for a period of one year after the expiration of the Term or termination of this Agreement by its terms, the Executive shall not, directly or indirectly, for herself or on behalf of any other person, firm or entity, (i) employ, engage or retain any person who, as of, or at any time during the 12-month period prior to, the Termination Date is or was an employee of the Company, except for any such employee whose employment was involuntarily or constructively terminated by the Company; or (ii) contact any supplier or customer of the Company for the purpose of inducing any such supplier or customer to suspend or terminate his/her/its business relationship with the Company.

         (c) The Executive acknowledges that her employment hereunder and agreements herein (including the agreements of this Section 6 are reasonable and necessary for the protection of the Companies. Accordingly, the Executive shall be bound by the provisions of this Section 6 to the maximum extent permitted by law, it being the intent and spirit of the parties that the foregoing shall be fully enforceable.

         (d) In the event Executive violates any provision of this Section 6, the Company, in addition to any other rights and remedies available to it under this Agreement or otherwise, shall be entitled to pursue an injunction to be issued or specific enforcement to be required, restricting the Executive from committing or continuing any such violation.

         7. Amendment and Modification. This agreement may not be amended, modified or changed except in writing, signed by Executive, and the Company or the Parent, as applicable.

         8. Waiver of Compliance; Consents. No course of dealing of any party hereto, no omission, failure or delay on the part of any party hereto in asserting or exercising any right hereunder, and no partial or single exercise of any right hereunder by any party hereto shall constitute or operate as a waiver of any such right or any other right hereunder. No waiver of any provision hereof shall be effective unless in writing and signed by or on behalf of the party to be charged therewith. No waiver of any provision hereof shall be deemed or construed as a continuing waiver, as a waiver in respect of any other or subsequent breach or default of such provision, or as a waiver of any other provision hereof unless expressly so stated in writing and signed by or on behalf of the party to be charged therewith. Whenever this agreement requires or

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permits  consent  by or on behalf  of a party,  such  consent  shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 8.

         9. Notices. All notices and other communications required or permitted to be given pursuant to this agreement shall be in writing signed by the sender, and shall be deemed duly given (a) on the date delivered if personally delivered, (b) on the date sent by telecopier with automatic confirmation by the transmitting machine showing the proper number of pages were transmitted without error, (c) on the next business day after being sent by Federal Express or other recognized overnight mail service for next day or next business day delivery, or
(d) five business days after mailing, if mailed by United States postage-prepaid certified or registered mail, return receipt requested, in each case addressed to the parties at the following respective addresses (or such other address as either party hereto may at any time, or from time to time, direct by notice given to the other party in accordance with this section):

         If to the Company, to:

         422 Sunset Road
         West Palm Beach, FL  33401
         Facsimile: 561-833-7559
         Attn: President

         If to the Executive, to the address set forth beneath the Executive's signature hereto, with a copy to:

         McGuireWoods LLP
         1345 Avenue of the Americas
         New York, New York  10105
         Facsimile: 212-715-6275
         Attn: Hollis Gonerka Bart

         10. Liability Insurance. Executive shall be covered by the Directors and Officers insurance policy as in existence from time to time and applicable to officers and directors of Parent and Company.

         11. Public Announcement. Executive shall be given a reasonable opportunity to review and comment on any public announcement by any of the Companies relating to this Agreement or Executive's employment by the Company or service as a member of the Board or advisory board.

         12. Approvals. The Company and Parent each represent and warrant to Executive that they each have taken all corporate action necessary to authorize and to enter into this Agreement.

         13. No Offset. The obligations of the Company or Parent under this Agreement and otherwise to perform their obligations hereunder shall not be affected by any circumstances, including set-off, counterclaim, recoupment, defense or other claim, right or action which the

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Company may have against Executive or others. Any claim which either the Company or Parent may have against Executive, whether for a breach of this Agreement or otherwise, shall be brought in a separate action or proceeding and not as part of any action or proceeding brought by Executive to enforce any rights against the Company or Parent under this Agreement.

         14. No Mitigation. In no event shall Executive be obligated to seek other employment or to take any other action to mitigate the amounts payable to Executive under any of the provisions of this Agreement, nor shall the amount of any payment hereunder be reduced by any compensation earned as a result of Executive's employment by another employer, except that any continued welfare benefits provided for pursuant to Section 4 shall not duplicate any benefits that are provided to Executive and his family by such other employer and shall be secondary to any coverage provided by such other employer.

         15. Attorney's Fees. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, each party shall bear its own attorneys' fees and other costs incurred in that action or proceeding, except to the extent that the Executive is entitled to indemnification of such fees and costs pursuant to any statute, contract or policy in effect during the Term, then, in each such case, such statute, contract or policy shall control.

         16. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the heirs and representatives of Executive and the successors and permitted assigns of the Company and the Parent, to the extent of its obligations hereunder. This Agreement shall be assignable by the Company or the Parent, as applicable, to any entity which is owned, directly or indirectly, entirely by the Company or Parent or to an acquiror of all or substantially all of the assets of the Company or the Parent. The Company or Parent, as applicable, shall require any successor (whether direct or indirect, by purchase, merger, reorganization, consolidation, acquisition of property or stock, liquidation or otherwise) to all or a substantial portion of its assets to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Regardless of whether such an agreement is executed, this Agreement shall be binding on any successor of the Company or Parent, as applicable, in accordance with the operation of law, and such successor or assignee shall be deemed "the Company" for all purposes under this Agreement.

         17. Governing Law, Jurisdiction and Venue. This Agreement shall be governed by and construed in accordance with the law of the State of New York applicable to agreements made and to be performed entirely in such state and without regard to conflicts of law principles. The Parties hereby consent to the jurisdiction of the United States District Court for the Southern District of New York and of any of the courts of the State of New York located within the Southern District of New York in any dispute arising under this Agreement and agree further that service of process or notice in any such action, suit or proceeding shall be effective if in writing and delivered as provided in Section 9 hereof.

         18. Entire Agreement. This Agreement, the Stock Option Plan and the Benefit Plans (collectively, the "Agreements") contain, and are intended as, a complete statement of all the terms of the arrangements between and among the parties with respect to the matters set forth herein, supersedes any and all prior agreements and understandings between and among the parties with respect to those matters and cannot be changed or terminated orally. There are no promises, representations, warranties, covenants or undertakings concerning the subject matter of this Agreement, other than those set forth in the Agreements.

         19. Survival of Executive's Rights. Each of the provisions of this Agreement which by their terms are to be performed after, or which expressly survive, the expiration or termination of this Agreement or the Termination Date, shall survive the termination of Executive's employment, the expiration or termination of the applicable Agreements, or both.

                      [The next page is the signature page]

         The parties have executed and delivered this Employment Agreement as of the date first written above.

                                        ADVANCED AESTHETICS, LLC

                                        By:  /s/ Andrew Lipman

                                           -------------------------------------
                                                 Name:
                                                 Title:



                                        ADVANCED AESTHETICS, INC.
                                        (as to its obligations under Sections
                                        3(c), 5(b), 5(d), 12 and 16)

                                        By:   /s/ Andrew Lipman

                                           -------------------------------------
                                                 Name:
                                                 Title:



                                        JANE TERKER

                                        /s/ Jane Terker
                                        ----------------------------------------
                                        Address:
                                                 27 Otter Rock Drive
                                                 Greenwich, CT  06830
                                                 Telecopier No.:  (212) 757-5661